Exhibit 10.4

Execution Copy

FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment to Credit Agreement (this “Amendment”) is executed as of the 31st day of August, 2012 (the “Effective Date”), by and among Piceance Energy, LLC, a Delaware limited liability company (“Borrower”), the financial institutions party hereto, as Banks, and JPMorgan Chase Bank, N.A., as Administrative Agent ( “Administrative Agent”). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Borrower, the Banks, Administrative Agent, and the other Agents party thereto are parties to that certain Credit Agreement dated as of June 4, 2012 (as may be amended, supplemented, restated, or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Banks have agreed to provide certain financing to Borrower in accordance with the terms and conditions set forth therein; and

WHEREAS, Borrower, the Banks, and Administrative Agent desire to amend the Credit Agreement as set forth herein;

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto hereby agree as follows:

SECTION 1 Amendments to Credit Agreement. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, effective on the Effective Date, the Credit Agreement shall be amended in the manner provided in this Section 1.

1.1 Amended Definitions. The definitions of “Borrowing Base Properties”, “Delta”, “Delta/Laramie Transaction Properties”, “Parent Guarantors”, “Reserve Report” and “Secured Hedge Provider” contained in Section 1.1 of the Credit Agreement shall be amended and restated in their entirety to read in full as follows:

“Borrowing Base Properties” means all Mineral Interests of Borrower and the Restricted Subsidiaries evaluated by Banks for purposes of establishing the Borrowing Base and shall include, without limitation, the Delta/Laramie Transaction Properties on the Delta/Laramie Transaction Closing Date, and shall exclude at all times the EnCana Forward Carry Wells.

“Delta” means Delta Petroleum Corporation, a Delaware corporation, to be renamed “Par Petroleum Corporation” on or immediately following the Delta/Laramie Transaction Closing Date.

“Delta/Laramie Transaction Properties” means the Mineral Interests and other properties (other than the EnCana Forward Carry Wells) acquired by Borrower or any Restricted Subsidiary pursuant to the Delta/Laramie Transaction Documents, which shall include, without limitation, all Mineral Interests evaluated in the Initial Reserve Report.

“Parent Guarantors” means Laramie and Par Piceance Energy, and “Parent Guarantor” means any one of the foregoing.

“Reserve Report” means an unsuperseded engineering analysis of the Mineral Interests owned by Borrower and the Restricted Subsidiaries (other than the EnCana Forward Carry Wells), in form and substance reasonably acceptable to Administrative Agent, prepared in accordance with customary and prudent practices in the petroleum engineering industry and Financial Accounting Standards Board Statement 69. Each Reserve Report required to be delivered by February 15 of each year pursuant to Section 4.1 shall be prepared by the Approved Petroleum Engineer. Each other Reserve Report shall be prepared by either (a) the Approved Petroleum Engineer, or (b) Borrower’s in-house staff, and shall include a detailed reconciliation from the most recently delivered Reserve Report prepared by the Approved Petroleum Engineer. Notwithstanding the foregoing, in connection with any Special Redetermination requested by Borrower, the Reserve Report shall be in form and scope mutually acceptable to Borrower and Administrative Agent. Until superseded, the Initial Reserve Report shall be considered the Reserve Report

“Secured Hedge Provider” means any Bank or any Affiliate of a Bank that has entered into a Hedge Agreement with any Credit Party with the intention that the obligations of such Credit Party thereunder be secured by the Mortgages, the Parent Pledge Agreement, Borrower Pledge Agreements and Subsidiary Pledge Agreements, whether or not such Person at any time ceases to be a Bank or an Affiliate of a Bank.

1.2 New Definition. Section 1.1 of the Credit Agreement shall be amended to add thereto in alphabetical order definitions for the terms “Economic Interest Agreement”, “EnCana Forward Carry Wells”, “Economic Interest Agreement Payments” and “Par Piceance Energy” which shall read in full as follows:

“Economic Interest Agreement” means that certain Economic Interest Agreement dated August 31, 2012 by and between Borrower and Delta as in effect on such date.

“EnCana Forward Carry Wells” means “Forward Carry Wells” as defined in the Economic Interest Agreement.

“Economic Interest Agreement Payments” means those payments required to be made by Borrower to Delta pursuant to Section 1 of the Economic Interest Agreement on account of proceeds attributable to the EnCana Forward Carry Wells and that are received by Borrower; provided, that, (a) any such payment made by Borrower to Delta shall not exceed the amount of proceeds actually received by Borrower in immediately available cash from or on behalf of EnCana Oil & Gas (USA) Inc. on account of the EnCana Forward Carry Wells, or from any purchaser of production from the EnCana

Forward Carry Wells, (b) any such payment made by Borrower to Delta shall be paid within thirty (30) calendar days of Borrower’s receipt of the proceeds for which the payment is being made, and (c) any such payment shall be net of all expenses and deductions that Borrower is entitled to deduct from such payments pursuant to the Economic Interest Agreement.

“Par Piceance Energy” means Par Piceance Energy Equity LLC, a Delaware limited liability company.

1.3 Amendment to Certain References to the Defined Term “Delta”. Each reference to the defined term “Delta” in the definition of “Designated Equity Holder” and in Section 6.2(a)(xi) and (c) of the Credit Agreement shall be deleted and replaced with the term “Par Piceance Energy”.

1.4 Amendment to Section 9.2 of the Credit Agreement. Section 9.2 of the Credit Agreement shall be amended by adding the following sentence to the end of such Section 9.2:

Notwithstanding anything to the contrary in this Section 9.2 or this Agreement, Borrower is permitted to make Economic Interest Agreement Payments.

SECTION 2 Representations and Warranties. In order to induce Administrative Agent and the Banks to enter into this Amendment, Borrower hereby represents and warrants to Administrative Agent and the Banks that:

2.1 Due Authorization; No Conflicts. The execution, delivery, and performance by Borrower of this Amendment are within Borrower’s limited liability company power, have been duly authorized by all necessary limited liability company action, require no action by or in respect of, or filing with, any governmental body, agency or official, and do not violate or constitute a default under any provision of applicable law or any material agreement binding upon Borrower, or result in the creation or imposition of any Lien upon any of the assets of Borrower.

2.2 Validity and Binding Effect. This Amendment constitutes the valid and binding obligations of Borrower enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally, and the availability of equitable remedies may be limited by equitable principles of general application.

SECTION 3 Miscellaneous.

3.1 Reaffirmation of Loan Papers. Any and all of the terms and provisions of the Credit Agreement and the other Loan Papers shall, except as amended hereby, remain in full force and effect.

3.2 Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

3.3 Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Subject to the terms and conditions herein set forth, this Amendment shall become effective when Administrative Agent shall have received counterparts hereof signed by all of the parties hereto. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission (e.g., .pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.

3.4 COMPLETE AGREEMENT. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

3.5 Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

3.6 No Implied Waivers. No failure or delay on the part of Administrative Agent or the Banks in exercising, and no course of dealing with respect to, any right, power, or privilege under this Amendment, the Credit Agreement or any other Loan Papers shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Amendment, the Credit Agreement, or any other Loan Papers preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

3.7 Review and Construction of Documents. Borrower hereby acknowledges and represents and warrants to Administrative Agent and the Banks that (a) Borrower has had the opportunity to consult with legal counsel of its own choice and has been afforded an opportunity to review this Amendment with its legal counsel, (b) Borrower has reviewed this Amendment and fully understands the effects thereof and all terms and provisions contained herein, (c) Borrower has executed this Amendment of its own free will and volition, and (d) this Amendment shall be construed as if jointly drafted by Borrower and the Banks. The recitals contained in this Amendment shall be construed to be part of the operative terms and provisions of this Amendment.

3.8 Arms-Length/Good Faith. This Amendment has been negotiated at arms-length and in good faith by the parties hereto.

3.9 Interpretation. Wherever the context hereof shall so require, the singular shall include the plural, the masculine gender shall include the feminine gender and the neuter and vice versa.

3.10 Severability. In case any one or more of the provisions contained in this Amendment shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Amendment shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

3.11 Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers on the date and year first above written.

PICEANCE ENERGY, LLC,
a Delaware limited liability company

By:	/s/ Bruce L. Payne
Bruce L. Payne
President and Chief Financial Officer

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT – PICEANCE ENERGY, LLC]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Bank

By:	/s/ Michael A. Kamauf
Michael A. Kamauf,
Authorized Officer

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT – PICEANCE ENERGY, LLC]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Bank

By:	/s/ Tim Green
Tim Green
Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT – PICEANCE ENERGY, LLC]